UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2005

Pinnacle Foods Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-118390	943303521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Executive Campus, Suite 100, Cherry Hill, New Jersey		08002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(856) 969-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 29, 2005, Pinnacle Foods Group Inc.'s ("PFGI" or "the Company") board of directors approved a plan to permanently close its Erie, Pennsylvania production facility, as part of the Company's strategy of enhancing and strengthening its manufacturing capabilities after the Aurora merger. The majority of the production from the Erie plant, which manufactures Mrs. Paul’s and Van de Kamp frozen fish products and Aunt Jemima frozen French toast sticks, will be relocated to PFGI's Jackson, Tennessee production facility.

Activities related to the closure of the plant are expected to be completed by the fourth quarter of 2005 and will result in the elimination of approximately 290 positions. Employee termination activities will commence in July 2005 and are expected to be completed in the third quarter of 2005.

The total cost of the restructuring, exclusive of capital expenditures, is expected to be approximately $4,240,000, all of which will be future cash expenditures. The major types of costs associated with the restructuring and the estimated total amount of such costs are as follows:

- Employee severance - $590,000
- Costs to dismantle, transfer and reassemble equipment and other shutdown costs - $3,650,000

PFGI also expects to make capital expenditures of approximately $7 million in connection with the restructuring. The Company expects to incur a substantial portion of these costs and capital expenditures beginning in the second quarter of 2005 and expects to continue to incur them through the end of 2005.

Statements included within this filing that are not historical in nature, including the Company's anticipated cost and timing of the restructuring plan, constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or events to be materially different from any future results, performance or events expressed or implied by such forward- looking statements. Such risks and uncertainties include, but are not limited to, general business and economic conditions; competitive pricing pressures for our products; changes in other costs; opportunities that may be presented to and pursued by us; determinations by regulatory and governmental authorities; the effectiveness, timing and cost of the Company's restructuring; and the ability to achieve other cost reductions and efficiencies. Additional information regarding these risks, uncertainties and other matters are set forth in the Company's filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

May 5, 2005	By:	N. Michael Dion

Name: N. Michael Dion
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release